Exhibit 10.1

AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT

This Amendment No. 1 to Revolving Credit Agreement (“Amendment”) dated as of May 21, 2010, by and among the financial institutions signatory hereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), Arranger, Syndication Agent and Documentation Agent, and Software Brokers of America, Inc. (“Borrower”).

RECITALS

A. Borrower, Agent and Lenders entered into that certain Revolving Credit Agreement dated as of December 22, 2009 (“Agreement”).

B. The parties desire to amend the Agreement as set forth below.

NOW, THEREFORE, the parties agree that the Agreement is amended as follows:

1. The definition of “Consolidated Net Income” set forth in Article 1 of the Agreement is amended and restated to read as follows:

“ ‘Consolidated Net Income’ shall mean for any period (a) the net income (as determined in accordance with GAAP) of any Person and its Subsidiaries for such period but excluding in any event (except as set forth in (b) below):

(i) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account of any excluded losses;

(ii) net earnings of any entity in which such Person or any of its Subsidiaries has an ownership interest, unless such net earnings shall have been actually received by such Person or any such Subsidiary in the form of cash distributions; and

(iii) extraordinary items as defined by GAAP;

plus (b) to the extent deducted in determining net income and to the extent the Intcomex IPO (as defined below) occurred during the applicable measuring period, interest expense charges incurred by Intcomex, not to exceed $12,000,000 in the aggregate, arising from the accelerated amortization of the original issuance discount, capitalized debt expenses and premiums associated with any mandatory or optional redemption of the Intcomex Notes in 2010 in connection with an initial public offering by Intcomex (the “Intcomex IPO”).”

2. The amendment set forth above shall be effective upon execution by Borrower, Agent and Lenders of this Amendment.

3. Except as expressly modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

4. Borrower hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Borrower’s corporate powers have been duly authorized, are not in contravention of law or the terms of such Borrower’s Articles of Incorporation or Bylaws and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of the Borrower set forth in Sections 6.1 through 6.20 and 6.22 through 6.25 of the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the continuing representation and warranties of the Borrower set forth in Section 6.21 are true and correct as of the date hereof with respect to the most recent financial statements furnished to agent by Borrower in accordance with Section 7.1 of the Agreement; and (d) except as disclosed, no Default or Event of Default has occurred and is continuing as of the date hereof.

5. This Amendment may be signed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

6. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given such terms in the Agreement.

WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK, as Administrative Agent		SOFTWARE BROKERS OF AMERICA, INC.

By:	/s/ Justin Milligan	By:	/s/ Anthony Shalom
Its:	Asst Vice President	Its:	President

COMERICA BANK, as a Lender, as Issuing Lender and as Swing Line Lender

By:	/s/ Justin Milligan
Its:	Asst Vice President

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Acknowledged by the undersigned Guarantors:

INTCOMEX, INC.

By:	/s/ Anthony Shalom
Its:	Chairman

NEXXT SOLUTIONS LLC

By:	/s/ Naftali Mizrachi
Its:	Manager

FORZA POWER TECHNOLOGIES LLC

By:	/s/ Naftali Mizrachi
Its:	Manager

KLIP XTREME LLC

By:	/s/ Naftali Mizrachi
Its:	Manager

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